                                                                    Exhibit 32.2




In connection with the Quarterly Report of Daleco Resources Corporation (the "Company") on Form 10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on August 12, 2003 (the "Report"), I, Dov Amir, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (3) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act
              of 1934; and

         (4) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                                      /s/ Dov Amir
                                             --------------------------------
                                             Dov Amir
                                             Chief Executive Officer
                                             November 22, 2004